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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 4, 2000 (except with respect to the matters discussed in Note 11, as to which the date is June 8, 2000), included in PFSweb, Inc.'s Form 10-K for the year ended March 31, 2000, and to all references to our Firm included in this registration statement.


Dallas, Texas                                    /s/ ARTHUR ANDERSEN LLP
  September 19, 2000






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